Exhibit 10.1

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment") is made and entered into as of June 30, 2008, by and among WESTERN REFINING, INC., a Delaware corporation (the "Borrower"), EACH LENDER SIGNATORY HERETO, and BANK OF AMERICA, N.A., as the administrative agent for the Lenders (in such capacity, the "Administrative Agent"), Swing Line Lender, L/C Issuer and a Lender.

W I T N E S S E T H:

WHEREAS, the Administrative Agent, the lenders party thereto (collectively, the "Lenders" and individually, a "Lender") and the Borrower entered into that certain Revolving Credit Agreement dated as of May 31, 2007 (as hereby and from time to time amended, restated, supplemented, modified or replaced, the "Credit Agreement"; capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement);

WHEREAS, the Borrower has requested that certain terms of the Credit Agreement be amended in the manner set forth herein;

WHEREAS, the Administrative Agent and the Required Lenders, subject to the terms and conditions contained herein, have agreed to such amendment, to be effective as of the date hereof; and

WHEREAS, the Borrower, the Administrative Agent and the Required Lenders acknowledge that the terms of this Amendment constitute an amendment and modification of, and not a novation of, the Credit Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, the parties hereby agree as follows:

1.           Definitions.  The term "Credit Agreement" or "Agreement" (as the case may be) as used herein, in the Credit Agreement and in the other Loan Documents shall mean the Credit Agreement as hereby amended and modified, and as further amended, restated, modified, replaced or supplemented from time to time as permitted thereby.

2.           Amendments to, Additions of, and Restatements of Terms of the Credit Agreement.  Subject to the conditions hereof and upon satisfaction of the terms set forth in Section 8, the Credit Agreement is hereby amended, effective as of the date hereof, as follows:

(a)           Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions, in alphabetical order, to read as follows:

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

"Aggregate Availability" means the aggregate Availability under this Agreement and "Availability" as defined in the L/C Credit Agreement.

"Consolidated Senior Leverage Ratio" means, as of any date of determination, the ratio of (a) (i) Consolidated Total Indebtedness as of such date less (ii) Consolidated Subordinated Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters most recently ended.

"Consolidated Subordinated Indebtedness" means as of any date of determination, Indebtedness of the Borrower and the Subsidiaries, on a consolidated basis, which has been subordinated to the Obligations, the L/C Facility Indebtedness and the Term Loan Indebtedness in form and substance reasonably satisfactory to the Administrative Agent.

"Engagement Letter" means the letter agreement dated as of June 27, 2008 among the Borrower, Bank of America and Banc of America Securities LLC.

"First Amendment" means the First Amendment to Revolving Credit Agreement among the parties thereto dated as of June 30, 2008.

"First Amendment Closing Date " means June 30, 2008.

"L/C Collateral Documents" means the "Collateral Documents" under, and as defined in, the L/C Credit Agreement.

"L/C Credit Agreement" means that certain L/C Credit Agreement dated as of the First Amendment Closing Date among the Borrower, as Borrower, Bank of America, as administrative agent and letter of credit issuer, and the financial institutions party thereto.

"L/C Facility Documents" means the "Loan Documents" under, and as defined in, the L/C Credit Agreement, and any documents governing refinancings, renewals and extensions of the Indebtedness under the L/C Credit Agreement that are permitted by Section 7.03(l).

"L/C Facility Indebtedness" means Indebtedness under the L/C Credit Agreement, and all refinancings, renewals and extensions thereof that are permitted by Section 7.03(l).

"L/C Refinanced Indebtedness" has the meaning set forth in Section 7.03(l).

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"L/C Refinancing Indebtedness" has the meaning set forth in Section 7.03(l).

"Required Regulatory Capital Expenditures" means Capital Expenditures required by any Governmental Authority.

"Total Aggregate Commitment" means the total of the Aggregate Commitments hereunder and the "Aggregate Commitments" as defined in the L/C Credit Agreement.

(b)           Section 1.01 of the Credit Agreement is hereby amended to restate each of the following definitions in their entirety to read as follows:

"Applicable Rate" means, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth below:

Applicable Rate
			Eurodollar Rate
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Letters of Credit	Base Rate
1	≤ 1.5	0.50%	2.25%	1.25%
2	> 1.5 but ≤ 2.0	0.50%	2.375%	1.375%
3	> 2.0 but ≤ 3.0	0.50%	2.50%	1.50%
4	> 3.0 but ≤ 3.5	0.50%	2.75%	1.75%
5	> 3.5 but ≤ 4.0	0.50%	3.00%	2.00%
6	> 4.0	0.50%	3.25%	2.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date the Compliance Certificate is delivered pursuant to Section 6.02(b) hereof; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, the highest Pricing Level shall apply as of the first Business Day after the date on which such Compliance Certificate was required to be delivered.

The Applicable Rate in effect from the First Amendment Closing Date through the date of the first adjustment pursuant to the preceding paragraph shall be Pricing Level 6.

Notwithstanding anything to the contrary in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

"Consolidated Interest Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with

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borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP, (c) interest expense attributable to Synthetic Lease Obligations, and (d) cash dividends paid to preferred stockholders under Section 7.06(c).

"Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period; provided, however, that for the fiscal quarter ending September 30, 2008, the ratio shall be calculated for the period of two consecutive fiscal quarters ending on such date, and for the fiscal quarter ending December 31, 2008, the ratio shall be calculated for the period of three consecutive fiscal quarters ending on such date.

"Intercreditor Agreement" means that certain Intercreditor Agreement substantially in the form of Exhibit I hereto dated as the date hereof among the Administrative Agent, the Term Administrative Agent, the Control Agent, and the Loan Parties, as amended as of the First Amendment Closing Date.

"Letter of Credit" means any standby letter of credit issued or deemed issued hereunder, including each Existing Letter of Credit, but specifically excluding, after the date of any notice referred to in Section 2.03(n), any Letter of Credit that has been deemed, pursuant to such Section 2.03(n), to be issued under the L/C Facility Documents pursuant to the terms thereof and of such Section 2.03(n).

"Letter of Credit Sublimit" means an amount equal to the Aggregate Commitments.  In the event the Aggregate Commitments are decreased pursuant to Section 2.06, the Letter of Credit Sublimit shall also be decreased so that it shall not be greater than the dollar amount of the Aggregate Commitments.  The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

"Term Loan Maximum Amount" means the outstanding Indebtedness under the Term Loan Credit Agreement plus $100,000,000.

(c)           Section 1.01 of the Credit Agreement is hereby amended to restate subsection (a) of the definition of "Change of Control" in its entirety to read as follows:

(a)           any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or

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administrator of any such plan), other than the Existing Owners, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of 30% or more of (i) the direct or indirect Equity Interests of the Borrower or (ii) the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); provided, however, that to the extent a change in "beneficial ownership" in such Equity Interests results from the issuance of new Equity Interests in the Borrower, with a corresponding payment in cash to the Borrower for the acquisition of such Equity Interests, the acquisition of up to 40% of the "beneficial ownership" of such Equity Interests shall not constitute a "Change of Control";

(d)           Section 2.03 is amended by adding subsection (n) following Section 2.03(m):

(n)           Transfer of Letters of Credit to L/C Credit Agreement.  Subject to the terms contained in the L/C Credit Agreement and upon the request of the Borrower, any Letter of Credit issued under this Agreement may be deemed by the Issuing Bank in respect thereof, by notice to the Administrative Agent, to be a Letter of Credit issued under the L/C Credit Agreement for all purposes.  Any Letter  of Credit so deemed to have been issued under the L/C Credit Agreement shall, from and after the date of such notice, (i) be deemed to have been issued pursuant thereto and shall be subject to and governed by the terms and conditions thereof, and (ii) no longer constitutes a Letter of Credit hereunder and all reimbursement obligations of Lenders with respect thereto under Section 2.03(c) shall immediately terminate.

(e)           Section 2.09(b)(i) is hereby amended to be restated in its entirety to read as follows:

(i)           The Borrower agrees to pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Engagement Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(f)           Sections 2.14(a) and (b) of the Credit Agreement are hereby amended to be restated in their entirety as follows:

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

(a)           Borrowing Base Determination.  The Borrowing Base shall be determined (i) as of the 15th day of each month and on the last day of each month at all times during which the Aggregate Availability equals or exceeds fifteen percent (15%) of the Total Aggregate Commitments in effect at such time, and (ii) weekly on the last Business Day of each week at all times during which the Aggregate Availability is less than fifteen percent (15%) of the Total Aggregate Commitments in effect at such time, in either case by reference to the Borrowing Base Report delivered by the Borrower to the Administrative Agent pursuant to Section 6.02(g).  The Borrowing Base shall be subject to adjustment based upon the results of a field audit pursuant to Section 6.10(b).  The Borrowing Base shall be equal to the sum of (A) 95% of Eligible U.S. Government Accounts Receivable; plus (B) 90% of Eligible Accounts Receivable (other than Eligible U.S. Government Accounts Receivable) from Preferred Eligible Account Obligors; plus (C) 85% of Eligible Accounts Receivable (other than Eligible U.S. Government Accounts Receivable) from Eligible Account Obligors other than Preferred Eligible Account Obligors; plus (D) 85% of Eligible Refinery Hydrocarbon Inventory (except for (1) Eligible Refinery Hydrocarbon Inventory at the Borrower's and its Subsidiaries' service stations and cardlocks, and (2) Statoil Commingled Inventories), plus (E) 50% of Eligible Refinery Hydrocarbon Inventory at the Borrower's and the Guarantors' service stations and cardlocks; plus (F) 60% of the Lenders' pro rata share of the Statoil Commingled Inventories; plus (G) 50% of the Eligible Lubricants Inventory; plus (H) 80% of Eligible In-Transit Crude Oil; plus (I) at the option of the Borrower, 100% of Eligible Cash; minus (J) 100% of First Purchase Crude Payables and minus (K) any Outstanding Amount as defined in the L/C Credit Agreement.  Beginning July 1, 2009, the percentage contained in subsection (D) above shall reduce from 85% to 80%.

(b)           Additional Limitations.  Notwithstanding the foregoing, the dollar amount of the Borrowing Base comprised of (i) Eligible Refinery Hydrocarbon Inventory set forth in clause (a)(D) above and (ii) Eligible In-Transit Crude Oil set forth in clause (a)(H) above shall not, in the aggregate, exceed 80% of the Borrowing Base.  For purposes of clarity, it is understood that the term "Borrowing Base" as used in the preceding sentence means the Borrowing Base as calculated pursuant to Section 2.14(a), even if the Borrowing Base as so calculated is greater than the Aggregate Commitments (provided, that, it is hereby noted that nothing in this Section 2.14(b) is intended to alter Section 2.01, which provides that the Outstanding Amount of outstanding Loans plus the Outstanding Amount of L/C Obligations may never exceed the current Borrowing Base).  Beginning July 1, 2009, the percentage limitation contained in this subsection (b) shall reduce from 80% to 60%.

(g)           Section 5.13 of the Credit Agreement is hereby amended to be restated in its entirety to read as follows:

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

5.13                      Subsidiaries; Equity Interests.  As of the First Amendment Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents, the L/C Collateral Documents and the Term Collateral Documents. The Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13.

(h)           Section 6.02(g) of the Credit Agreement is hereby amended to be restated in its entirety to read as follows:

(g)           a Borrowing Base Report certified by a Responsible Officer of the Borrower as fairly presenting the Eligible Refinery Hydrocarbon Inventory, Eligible Accounts Receivable, Statoil Commingled Inventories, Eligible Lubricants Inventory and Eligible In-Transit Crude Oil (and, if applicable, Eligible Cash) as of the 15th day or the last day of the relevant month, as applicable, and, if requested by the Administrative Agent or any Lender, a listing and aging of Eligible Accounts Receivable by counterparty, and a schedule of inventory volumes and market rates (with sources); provided, that if Aggregate Availability is less than fifteen percent (15%) of the Total Aggregate Commitments then in effect, the Borrower shall deliver such report and information weekly, in each case as set forth in clauses (A) or (B) below, as applicable:

(A)           Semi-Monthly Reporting.  The Borrower shall deliver a Borrowing Base Report within 12 Business Days following the 15th day and the last day of each month, unless clause (B) below applies.  Each semi-monthly Borrowing Base Report shall be prepared as of the 15th day or the last day of each calendar month, as applicable, and shall be delivered not later than 12 Business Days after the end of the applicable period; and

(B)           Weekly Reporting.  If during any month Aggregate Availability is less than fifteen percent (15%) of the Total Aggregate Commitments then in effect for a period of three consecutive Business Days (the third such Business Day being herein referred to as the "Third Consecutive Day"), then the Borrower shall be required to deliver Borrowing Base Reports weekly.  The first such Borrowing Base Report shall be prepared as of Friday of the week in which the Third Consecutive Day occurs, and

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

shall be delivered not later than Friday of the following week.  The Borrower shall continue to deliver weekly Borrowing Base Reports thereafter (each such Borrowing Base Report shall cover a one-week period ending on a Friday and shall be delivered on the following Friday), until Aggregate Availability is equal to or greater than fifteen percent (15%) of the Total Aggregate Commitments then in effect for an entire month;

provided, that if any day on which a Borrowing Base Report is required to be delivered is not a Business Day, then the Borrowing Base Report otherwise required to be delivered on such day shall instead be delivered on the next succeeding Business Day;

(i)           Section 6.02(m) is hereby amended to delete the "." at the end thereof and substituting "; and" in lieu thereof.

(j)           Section 6.02 is hereby amended by adding the following subsection (n) after Section 6.02(m):

(n) (i) on the last Business Day of each month, an updated 13 week cash flow projection and (ii) on the first Business Day of each week, a report demonstrating variances from the prior cash flow projection provided under this subsection, demonstrating variances on a weekly and a cumulative basis, each in form and substance reasonably satisfactory to the Administrative Agent.

(k)           Section 7.01(b) is hereby amended to be restated in its entirety to read as follows:

(b)           Liens existing on the First Amendment Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided, that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, and (iii) the direct or any contingent obligor with respect thereto is not changed;

(l)           Section 7.01(m) is hereby amended to be restated in its entirety to read as follows:

(m)                      Liens securing obligations under (i) the Term Loan Documents or (ii) the L/C Facility Documents or securing (x) Refinancing Indebtedness permitted by Section 7.03(b) or (y) L/C Refinancing Indebtedness permitted by Section 7.03(l), covering Collateral that is also subject to Liens in favor of the Administrative Agent, provided that such Liens are subject to the Intercreditor Agreement;

(m)                      Section 7.02 is hereby amended to restate subsections (f), (g) and (j) in their entirety to read as follows:

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(f)           Investments in non-wholly-owned Subsidiaries, provided that no Default exists at the time of or as a result of such Investment and the dollar amount of such Investments shall not exceed $10,000,000 in the aggregate in any fiscal year;

(g)           Investments in Permitted Joint Ventures, provided that no Default exists at the time of or as a result of such Investment and the dollar amount of such Investments shall not exceed $10,000,000 in the aggregate during the term of this Agreement;

(j)           other Investments not exceeding $15,000,000 in the aggregate during the term of this Agreement.

(n)           Section 7.03(f) is hereby amended to be restated in its entirety to read as follows:

(f)           Indebtedness of the Borrower or any Guarantor in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $15,000,000;

(o)           Section 7.03(i) is hereby amended to delete the "and" at the end thereof.

(p)           Section 7.03(j) is hereby amended to delete the "." at the end thereof and substituting ";" in lieu thereof.

(q)           Section 7.03 is hereby amended by adding the following subsections (k) and (l) after Section 7.03(j):

(k)           Indebtedness of the Borrower or any Guarantor which has been subordinated to the Obligations, the Term Loan Indebtedness and the L/C Facility Indebtedness in form and substance reasonably satisfactory to the Administrative Agent; and

(l)           Indebtedness of the Borrower under the L/C Facility Documents, any replacement credit facility, and any refinancings, renewals or extensions of all or any part of the foregoing, provided that (i) the material terms (other than pricing and yield) of such refinancing, renewing, or extending Indebtedness or replacement revolving credit facility ("L/C Refinancing Indebtedness") or of any agreement entered into or of any instrument issued in connection therewith are not less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, renewed, extended or replaced ("L/C Refinanced Indebtedness"); (ii) if such LC Refinancing Indebtedness does not contain terms pursuant to which availability thereunder is based on a borrowing base, the aggregate amount of Indebtedness available under such Refinancing Indebtedness

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shall not exceed $200,000,000; (iii) if such L/C Refinancing Indebtedness is secured, no collateral secures the L/C Refinancing Indebtedness other than collateral that secures the L/C Refinanced Indebtedness; (iv) such L/C Refinancing Indebtedness (and, if applicable the Liens securing same) do not contravene the provisions of the Intercreditor Agreement; and (v) if such L/C Refinancing Indebtedness is secured, the holders of such L/C Refinancing Indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the Intercreditor Agreement and the L/C Intercreditor Agreement or enter into a replacement intercreditor agreement containing terms that are substantially similar to those of the Intercreditor Agreement and the L/C Intercreditor Agreement, as may be acceptable to the Administrative Agent.

(r)           Section 7.06 is hereby amended to be restated in its entirety to read as follows:

7.06        Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)           so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(i)           each Subsidiary may make Restricted Payments to the Borrower, the Guarantors and any other Person that owns Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(ii)           the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; and

(iii)                      the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and

(b)           the Borrower may declare and pay cash dividends to its common stockholders after December 31, 2009, provided that (i) a pro forma Compliance Certificate required by Section 6.02(b) has been furnished to the Administrative Agent for the fiscal period then ended demonstrating compliance with the financial covenants set forth therein both prior and subsequent to the payment of such dividends and (ii) the aggregate amount paid during any fiscal year does not exceed the maximum dollar amount calculated as follows: the maximum dollar amount

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for fiscal year 2010 shall be $20,000,000 and the maximum dollar amount for each succeeding fiscal year shall be calculated by adding $5,000,000 to the maximum amount in effect for the prior fiscal year; and provided further that (A) no Default exists at the time such dividends are declared or paid or would result from the payment thereof or (B) if such dividends are paid within 75 days of declaration thereof, no Default exists at the date of such declaration; and

(c)           the Borrower may declare and pay cash dividends to its preferred stockholders with respect to preferred stock issued after the First Amendment Closing Date, provided that (i) a pro forma Compliance Certificate required by Section 6.02(b) has been furnished to the Administrative Agent demonstrating compliance with the financial covenants set forth therein both prior and subsequent to the payment of such dividends and (ii) no Default exists at the time such dividends are declared or paid or would result from the payment thereof.

(s)           Section 7.09 is hereby amended to be restated in its entirety to read as follows:

7.09        Burdensome Agreements.  Enter into or permit to exist any Contractual Obligation (other than this Agreement, the Term Loan Credit Agreement, the L/C Credit Agreement, agreements governing Refinancing Indebtedness (subject to clause (iii) of Section 7.03(b)), and agreements governing L/C Refinancing Indebtedness (subject to clause (iii) of Section 7.03(l) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or to any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, or (ii) of any Subsidiary to Guarantee the Obligations of the Borrower, or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person, provided, however, that this clause (iii) shall not prohibit any negative pledge in favor of any holder of Indebtedness permitted under Section 7.03(f) solely to the extent any such negative pledge or other restriction on transfer of property relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

(t)           Section 7.11 is hereby amended to be restated in its entirety to read as follows:

7.11        Financial Covenants.

(a)           Permit the Consolidated Interest Coverage Ratio as of September 30, 2008 or as of the end of any fiscal quarter thereafter to be less than the ratio set forth below opposite such fiscal quarter:

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

Fiscal Quarter Ending	Minimum Consolidated Interest Coverage Ratio
September 30, 2008 through March 31, 2009	1.50 to 1.00
June 30, 2009	1.75 to 1.00
September 30, 2009	2.00 to 1.00
December 31, 2009 through September 30, 2010	2.50 to 1.00
December 31, 2010 and thereafter	2.75 to 1.00

(b)           Prior to the issuance of Consolidated Subordinated Indebtedness, permit the Consolidated Leverage Ratio as of March 31, 2009 or as of the end of any fiscal quarter thereafter to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Maximum Consolidated Leverage Ratio
March 31, 2009	5.00 to 1.00
June 30, 2009	4.75 to 1.00
September 30, 2009	4.50 to 1.00
December 31, 2009 through September 30, 2010	4.00 to 1.00
December 31, 2010 and thereafter	3.50 to 1.00

(c)           Upon the issuance of Consolidated Subordinated Indebtedness, permit the Consolidated Leverage Ratio as of March 31, 2009 or as of the end of any fiscal quarter thereafter to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Maximum Consolidated Leverage Ratio
March 31, 2009	5.50 to 1.00
June 30, 2009	5.25 to 1.00
September 30, 2009	5.00 to 1.00
December 31, 2009 through September 30, 2010	4.50 to 1.00
December 31, 2010 and thereafter	4.00 to 1.00

(d)           Upon the issuance of Consolidated Subordinated Indebtedness, permit the Consolidated Senior Leverage Ratio as of March 31, 2009 or as of the end of any fiscal quarter thereafter to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter Ending	Maximum Consolidated Senior Leverage Ratio
March 31, 2009	4.50 to 1.00
June 30, 2009	4.25 to 1.00

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September 30, 2009	4.00 to 1.00
December 31, 2009 through September 30, 2010	3.50 to 1.00
December 31, 2010 and thereafter	3.00 to 1.00

(e)           Permit Consolidated EBITDA to be less than (i) $100,000,000 for the period of two consecutive fiscal quarters ending September 30, 2008 and (ii) $175,000,000 for the period of three consecutive fiscal quarters ending December 31, 2008.

(u)           Section 7.12 is hereby amended to be restated in its entirety to read as follows:

7.12                      Capital Expenditures.  Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures not exceeding, in the aggregate for the Borrower and its Subsidiaries, an amount, during each fiscal year set forth below, equal to the amount set forth opposite such fiscal year:

Fiscal Year	Amount
2008	$225,000,000
2009	$160,000,000
2010 and each fiscal year thereafter	100,000,000 plus Required Regulatory Capital Expenditures for such fiscal year provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of any amount in Fiscal Year 2008, if not expended in such fiscal year, may be carried over for expenditure to Fiscal Year 2009.

(v)           Section 7.13 is hereby amended to be restated in its entirety to read as follows:

7.13        Prepayment of Certain Other Indebtedness.   At any time before repayment in full of all Term Loan Indebtedness, L/C Facility Indebtedness, secured Refinancing Indebtedness and secured L/C Refinancing Indebtedness, make any voluntary, optional or other non-scheduled payment, prepayment, redemption or acquisition for value (including without limitation by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) of any unsecured Indebtedness incurred after the Closing Date and issued pursuant to Sections 7.03(b), 7.03(i) or 7.03(k).

(w)           The Required Lenders hereby consent to, and waive the provisions of Section 7.14 of the Credit Agreement to the extent necessary to permit, the amendments to the Term Loan Documents effected by the First Amendment to Term Credit Agreement dated as of the date hereof.

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(x)           Section 7.18 is hereby added to the Agreement to read as follows:

7.18        Amendments to L/C Facility Documents.   Amend the terms of the L/C Facility Documents or of documents governing L/C Refinancing Indebtedness, if such amendment would (i) unless the availability of Indebtedness thereunder is tied to a borrowing base formula, increase the aggregate amount of the commitments thereunder to an amount exceeding $200,000,000 plus the amount of reasonable fees and expenses incurred in connection with such amendment, (ii) result in the material terms of such Indebtedness or of any agreement entered into or of any instrument issued in connection therewith to be less favorable in any material respect to the Loan Parties or the Lenders, or (iii) contravene the provisions of the Intercreditor Agreement.

(y)           Section 8.01(e) is hereby amended to be restated in its entirety to read as follows:

(e)           Cross-Default.

(i)           The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder, Indebtedness under Swap Contracts, Term Loan Indebtedness or L/C Facility Indebtedness) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

(ii)           There occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(iii) An Event of Default as defined in the Term Loan Credit Agreement, the L/C Credit Agreement, the agreements governing Refinancing Indebtedness or the agreements governing L/C Refinancing Indebtedness shall occur; or

(z)           Schedules 5.06, 5.13, 7.01, 7.02 and 10.02 to the Credit Agreement are hereby updated with the Schedules attached hereto, and are hereby added to the Credit Agreement, and all references to such Schedules in the Credit Agreement and the other Loan Documents shall mean the Schedules attached hereto.

(aa)                      Exhibits C and F to the Credit Agreement is hereby updated with the Exhibits C and F attached hereto, which is hereby added to the Credit Agreement, and all references to such Exhibits in the Credit Agreement and the other Loan Documents shall mean the Exhibits attached hereto.

3.           Amendment to Intercreditor Agreement.

(a)           The Required Lenders hereby acknowledge and agree that the Intercreditor Agreement shall be amended as of the date hereof to include the L/C Facility Indebtedness as indebtedness that is secured on a pari passu basis with the Obligations under the Loan Documents and any refinancing of the Indebtedness under the Loan Documents.  Notwithstanding anything herein or in any Loan Document to the contrary, the Liens and security interest granted to the Administrative Agent pursuant to the various Loan Documents and the exercise of any right or remedy by the Administrative Agent pursuant to the Loan Documents are subject to the provisions of the Intercreditor Agreement, as amended as of the date hereof.  Pursuant to the terms of the Intercreditor Agreement, in the event of any conflict between the terms of the Intercreditor Agreement and any of the Loan Documents, the provisions of the Intercreditor Agreement shall govern and control.

(b)           Each Lender party hereto authorizes and instructs the Administrative Agent to enter into the First Amendment to the Intercreditor Agreement dated as of the First Amendment Closing Date on behalf of the Lenders, and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of the Intercreditor Agreement.

4.           New Intercreditor Agreement.

(a)           The Required Lenders hereby acknowledge and agree that the Administrative Agent hereunder and the Administrative Agent under the L/C Credit Agreement are simultaneously entering into an Intercreditor Agreement (the

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

"L/C Intercreditor Agreement") that confirms that the L/C Facility Indebtedness and the Obligations shall be secured on a pari passu basis.

(b)           Each Lender party hereto authorizes and instructs the Administrative Agent to enter into the L/C Intercreditor Agreement on behalf of the Lenders, and to take all actions (and execute all documents, including, without limitation, amendments to the Collateral Documents) required (or deemed advisable) by it in accordance with the terms of the L/C Intercreditor Agreement or to effect the pari passu security interests contemplated in Section 3 hereof, this Section 4 or the L/C Intercreditor Agreement.

5.           Consent of the Guarantors.  The Guarantors hereby consent, acknowledge and agree to the amendments and hereby confirm, reaffirm and ratify in all respects the Guaranties to which each such Guarantor is a party (including without limitation the continuation of such Guarantor's payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of such Guaranty against such Guarantor in accordance with its terms.

6.           Full Force and Effect of Agreement.  Except as hereby specifically amended, modified or supplemented, the Borrower hereby acknowledges and agrees that the Credit Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

7.           Representations and Warranties.  The Borrower hereby certifies that after giving effect to this Amendment:

(a)           After giving effect to this Amendment, the representations and warranties of the Borrower contained in Article V of the Credit Agreement, or which are contained in any document furnished at any time under or in connection with the Credit Agreement, that are qualified by materiality are true and correct on and as of the date hereof, and each of the representations and warranties of the Borrower contained in Article V of the Credit Agreement, or which are contained in any document furnished at any time under or in connection with the Credit Agreement, that are not qualified by materiality are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct, or true and correct in all material respects, as the case may be, as of such earlier date;

(b)           The Persons appearing as Guarantors on the signature pages to this Amendment constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who were required to become Guarantors after the Closing Date, and each of such Persons has become and remains a party to a Guaranty as a Guarantor;

(c)           This Amendment has been duly authorized, executed and delivered by the Borrower and each Guarantor party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity, by

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

concepts of reasonableness or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally; and

(d)           After giving effect to this Amendment, no Default or Event of Default exists.

8.           Conditions to Effectiveness.  This Amendment shall not be effective until the following conditions precedent have been satisfied:

(a)           the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Administrative Agent and the Required Lenders;

(b)           a replacement Note executed by the Borrower in favor of each Lender that has requested a Note at least one Business Day prior to the First Amendment Closing Date;

(c)           the Administrative Agent shall have received payment or evidence of payment of (i) all fees due and payable to Banc of America Securities, LLC under the Engagement Letter and (ii) all reasonable fees and expenses required to be reimbursed or paid by the Loan Parties under the Loan Documents, including, without limitation, the reasonable fees and expenses of Winstead PC, counsel to the Administrative Agent and any financial advisors to the Administrative Agent, in each case under this clause (b) to the extent invoiced to the Borrower at least one Business Day prior to the First Amendment Closing Date;

(d)           the Borrower shall have paid to the Administrative Agent for the ratable account of each Lender executing this Amendment a fully earned, non-refundable consent fee equal to 0.50% multiplied by the Commitments of each such approving Lender, based on each such Lender's Commitment immediately prior to the First Amendment Closing Date;

(e)           the Administrative Agent shall have received resolutions of the board of directors or other appropriate body of the Borrower and each Guarantor certified by a Responsible Officer which authorize the execution, delivery and performance by such Person of this Amendment and such other Loan Documents to be executed in connection herewith to which it is or is to be a party;

(f)           the Administrative Agent shall have received a certificate of incumbency certified by a Responsible Officer of the Borrower and each Guarantor certifying as to the name of each officer or other representative of such Person (i) who is authorized to sign this Amendment or any Loan Documents to be executed in connection herewith to which such Person is or is to be a party (including any certificates contemplated herein), and (ii) who will, until replaced by other officers or representatives duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Loan Documents and the transactions contemplated thereby;

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

(g)           the Administrative Agent shall have received certified copies of any amendments of or other changes to the bylaws or other analogous constitutional document of the Borrower and each Guarantor since May 31, 2007, certified by a Responsible Officer of such Person;

(h)           the Administrative Agent shall have received certificates of appropriate officials as to the existence and good standing, status or compliance, as applicable, of the Borrower and each Guarantor in its jurisdiction of incorporation or organization, each such certificate to be dated as of a current date;

(i)           the Administrative Agent shall have received a fully executed copy of a First Amendment to the Intercreditor Agreement in form and substance satisfactory to the Administrative Agent;

(j)           the Administrative Agent shall have received a fully executed copy of the L/C Intercreditor Agreement in form and substance satisfactory to the Administrative Agent;

(k)           the Administrative Agent shall have received a 13 week cash flow projection for the 13 weeks immediately following the First Amendment Closing Date in form and substance satisfactory to the Administrative Agent; and

(l)           the Administrative Agent shall have received a legal opinion from Davis Polk & Wardwell in form and substance reasonably satisfactory to the Administrative Agent.

Upon the satisfaction of the conditions set forth in this Section 8, this Amendment shall be effective as of the date hereof.

9.           Condition Subsequent.  Within 30 days after the First Amendment Effective Date, the Administrative Agent shall have received certified copies of any amendments of or other changes to the articles or certificates of incorporation, certificate of formation, certificate of limited partnership, partnership agreement or other analogous constitutional document of the Borrower and of each Guarantor since May 31, 2007, certified by the Secretary of State or other applicable Governmental Authority of the state or other jurisdiction of incorporation or organization of the Borrower and each Guarantor and dated as of a current date.

10.           Acknowledgement and Ratification.  The parties hereto acknowledge that the Term Loan Credit Agreement is being amended contemporaneously with this Amendment, and ratify the terms of the Term Loan Credit Agreement, as amended as of the date hereof.  The Intercreditor Agreement, as amended as of the date hereof, is hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms.

11.           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original (including electronic copies) but all of which together shall constitute one and the same instrument.

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

12.           Governing Law.  This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

13.           Enforceability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

14.           No Novation.  This Amendment is given as an amendment and modification of, and not as a payment of, the Obligations of the Borrower and each other Loan Party under the Credit Agreement and is not intended to constitute a novation of the Credit Agreement.  All of the indebtedness, liabilities and obligations owing by the Borrower and each other Loan Party under the Credit Agreement and the other Loan Documents shall continue.

15.           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of each of the Borrower, the Lenders and the Administrative Agent and their respective successors, assigns and legal representatives; provided, however, that the Borrower, without the prior consent of the Administrative Agent, may not assign any rights, powers, duties or obligations hereunder.

16.           Expenses.  Without limiting the provisions of Section 10.04 of the Credit Agreement, the Borrower agrees to pay all reasonable out of pocket costs and expenses (including without limitation reasonable fees and expenses of any counsel, financial advisor, industry advisor and agent for the Administrative Agent) incurred before or after the date hereof by the Administrative Agent and its Affiliates in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the Loan Documents.

17.           Release.  As a material part of the consideration for the Administrative Agent and the Lenders entering into this Amendment, the Borrower and each Guarantor signing this Amendment (collectively "Releasor") agree as follows (the "Release Provision"):

(a)           Releasor hereby releases and forever discharges the Administrative Agent and each Lender and the Administrative Agent's and each Lender's predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as "Lender Group") jointly and severally from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever occurring prior to the date hereof, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted ("Claims"), which Releasor may have or claim to have against any of Lender Group; except, as to any member of the Lender Group, to the extent that any such Claims results from any of gross negligence or willful misconduct of that member.

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

(b)           Releasor agrees not to sue any of Lender Group or in any way assist any other person or entity in suing Lender Group with respect to any claim released herein.  The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

(c)           Releasor acknowledges, warrants, and represents to Lender Group that:

(i)           Releasor has read and understands the effect of the Release Provision.  Releasor has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasor has read and considered the Release Provision and advised Releasor to execute the same.  Before execution of this Amendment, Releasor has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)           Releasor is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein.  Releasor acknowledges that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)           Releasor has executed this Amendment and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv)           Releasor is the sole owner of the claims released by the Release Provision, and Releasor has not heretofore conveyed or assigned any interest in any such claims to any other person or entity.

(d)           Releasor understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and each Lender to enter into this Amendment.

(e)           It is the express intent of Releasor that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender Group so as to foreclose forever the assertion by Releasor of any claims released hereby against Lender Group.

(f)           If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank.  Signature Pages Follow.]

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

WESTERN REFINING, INC.,
a Delaware corporation

By:	/s/ Scott D. Weaver
Name:	Scott D. Weaver
Title:	Vice President & Assistant Secretary

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

BANK OF AMERICA, N.A.,
a Delaware corporation

By:	/s/ Tyler D. Levings
Name:	Tyler D. Levings
Title:	Senior Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

BANK OF AMERICA, N.A.,
as L/C Issuer, Swing Line Lender, and a Lender

By:	/s/ Tyler D. Levings
Name:	Tyler D. Levings
Title:	Senior Vice President
SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

ABN AMRO BANK, N.V.,
as a Lender

By:	/s/ Jim Moyes
Name:	Jim Moyes
Title:	Managing Director

By:	/s/ John Reed
Name:	John Reed
Title:	Director

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

ALLIED IRISH BANKS, P.L.C.,
as a Lender

By:	/s/ Vaughn Buck
Name:	Vaughn Buck
Title:	Vice President

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

BANK OF SCOTLAND PLC,
as a Lender

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Andrew Ostrov
Name:	Andrew Ostrov
Title:	Director

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

BAYERISCHE LANDESBANK, NEW YORK BRANCH,
as a Lender

By:	/s/ Georgina Fiordalisi
Name:	Georgina Fiordalisi
Title:	Vice President

By:	/s/ Elke Videgain
Name:	Elke Videgain
Title:	Second Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

COMPASS BANK,
as a Lender

By:	/s/ Payton K. Swope
Name:	Payton K. Swope
Title:	Vice President

By:	/s/ Collis Sanders
Name:	Collis Sanders
Title:	Executive Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

FORTIS CAPITAL CORP.,
as a Lender

By:	/s/ Garrett McKinnon
Name:	Garrett McKinnon
Title:	Vice President

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Director

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

GUARANTY BANK,
as a Lender

By:	/s/ Christopher S. Parada
Name:	Christopher S. Parada
Title:	Senior Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

MIZUHO CORPORATE BANK, LTD.,
as a Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Senior Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

NATIXIS,
as a Lender

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Managing Director

By:	/s/ Daniel Payer
Name:	Daniel Payer
Title:	Director

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Erin Niki Stone
Name:	Erin Niki Stone
Title:	VP-PNCBC

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

RAYMOND JAMES BANK, FSB,
as a Lender

By:	/s/ Garrett McKinnon
Name:	Garrett McKinnon
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:	/s/ Brian Williams
Name:	Brian Williams
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

RZB FINANCE LLC,
as a Lender

By:	/s/ Shirley Ritch
Name:	Shirley Ritch
Title:	Assistant Vice President

By:	/s/ Christoph Hoedl
Name:	Christoph Hoedl
Title:	Group Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

SOCIETE GENERALE,
as a Lender

By:	/s/ Emmanuel Chesneau
Name:	Emmanuel Chesneau
Title:	Managing Director

By:	/s/ Chung-Taek Oh
Name:	Chung-Taek Oh
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ William Ginn
Name:	Williams Ginn
Title:	Executive Officer

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Justin M. Alexander
Name:	/s/ Justin M. Alexander
Title:	Vice President

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

WACHOVIA BANK, N.A..,
as a Lender

By:	/s/ Thomas P. Floyd
Name:	Thomas P. Floyd
Title:	Vice President

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

REAFFIRMATION OF GUARANTIES

By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty are not released, diminished, waived, modified, impaired or affected in any manner by this Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

GUARANTOR:

WESTERN REFINING COMPANY, L.P.
a Delaware limited partnership

By: WESTERN REFINING GP, LLC,
a Delaware limited liability company, its General Partner

By:	/s/ Scott D. Weaver
Name:	Scott D. Weaver
Title:	Vice President & Assistant Secretary

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

ASCARATE GROUP, LLC
a Delaware limited liability company

By: WESTERN REFINING COMPANY, L.P.,
a Delaware limited partnership, its sole Member

By: WESTERN REFINING GP, LLC,
a Delaware limited liability company, its General Partner

By:	/s/ Scott D. Weaver
Name:	Scott D. Weaver
Title:	Vice President & Assistant Secretary

WESTERN REFINING GP, LLC
a Delaware limited liability company

By:	/s/ Scott D. Weaver
Name:	Scott D. Weaver
Title:	Vice President & Assistant Secretary

WESTERN REFINING LP, LLC
a Delaware limited liability company

By:	/s/ Joan L. Yori
Name:	Joan L. Yori
Title:	President

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

CINIZA PRODUCTION COMPANY, a New Mexico corporation
DIAL OIL CO., a New Mexico corporation
EMPIRE OIL CO., a California corporation
GIANT INDUSTRIES, INC., a Delaware corporation
WESTERN REFINING SOUTHWEST, INC., an Arizona corporation
GIANT FOUR CORNERS, INC., an Arizona corporation
WESTERN REFINING TERMINALS, INC., an Arizona corporation
WESTERN REFINING PIPELINE COMPANY, a New Mexico corporation
GIANT STOP-N-GO OF NEW MEXICO, INC., a New Mexico corporation
WESTERN REFINING YORKTOWN, INC., a Delaware corporation
WESTERN REFINING WHOLESALE, INC., an Arizona corporation
SAN JUAN REFINING COMPANY, a New Mexico corporation

By:	/s/ Scott D. Weaver
Name:	Scott D. Weaver
Title:	Vice President & Assistant Secretary

SIGNATURE PAGE TO FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT